For the annual period ended January 31, 2004.
File number 811-08587
Jennison 20/20 Focus Fund




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Jennison 20/20 Focus Fund was held on July 17, 2003 and August 21, 2003, respectively. At such meetings, the shareholders of the Fund approved the following proposals.

1.	To Elect Trustees.

         Votes on Trustees	                Votes For		    Withheld

	David E.A. Carson	                48,195,937		    662,832
         Robert E. La Blanc		    48,202,640		    656,129
         Robert F. Gunia	                48,227,536		    631,233
	Douglas H. McDorkindale	    48,224,588		    634,181
	Stephen P. Munn*		    48,224,688		    634,081
         Richard A. Redeker		    48,230,758		    628,011
	Judy A. Rice			    48,227,527		    631,242
         Robin B. Smith 		    48,216,600		    642,169
         Stephen Stoneburn 		    48,219,317		    639,452
         Clay T. Whitehead		    48,222,763		    636,006


2.	To approve amendments to the Fund?s Declaration of Trust.


		Votes For 		Votes Against 		Abstentions

		17,262,619		868,951		676,904



* Mr. Munn resigned effective November 30, 2003.


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